UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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SPARK NETWORKS SE

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Spark Networks SE Extends Voting Deadline for Annual Meeting of Shareholders Until August 5, 2021

Spark Networks SE (the “Company”) today announced that it was extending the voting deadline to vote at the Company’s Annual Meeting of Shareholders to be held on August 11, 2021. The voting deadline has been extended until 5:00 p.m. Eastern Time on August 5, 2021 for both holders of the Company’s ordinary shares and holders of the Company’s American Depositary Shares (“ADSs”).

The Company believes that it is appropriate to extend the voting deadline in order to provide its holders of ordinary shares and ADSs with additional time to vote. Holders of ordinary shares or ADSs who have previously voted, and who do not want to change their vote, need not take any action. Holders of ordinary shares or ADSs who have questions about the Annual Meeting of Shareholders or need assistance in voting their shares or ADSs (or changing a prior vote of their shares or ADSs) may contact the Company’s proxy solicitor, Innisfree M&A Incorporated, toll-free at +1 (877) 750-0831.

The date and time of the Annual Meeting of Shareholders remains August 11, 2021 at 4 p.m. Central European Time.